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                                                                   EXHIBIT 23(a)

The Board of Directors
Enterprise Software, Inc.

We consent to incorporation by reference in this registration statement on Form S-8 to be fled by Enterprise Systems, Inc. of our report dated May 29, 1998, relating to the consolidated balance sheet of Enterprise Software, Inc. as of March 31, 1998 and the related consolidated statements of operations, changes of stockholders' equity, and cash flows for the year then ended, which report appears in the March 31, 1998 annual report on Form 10-KSB of Enterprise Software, Inc.


                                          KPMG LLP

                                          /s/ KPMG LLP
                                          ----------------------
                                          KPMG LLP

Detroit, Michigan
February 3, 1999